                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated March 5, 1997 (except with respect to the second paragraph of Note 11, as to which the date is July 15, 1997) and to the incorporation by reference in this registration statement of our reports dated March 5, 1997 included in QuadraMed Corporation's Form 10-KSB for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.



                                        /s/ ARTHUR ANDERSEN LLP
                                        -----------------------------
                                        Arthur Andersen LLP

San Jose, California
October 20, 1997